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                                                                   EXHIBIT 10(t)



         THIS NOTE HAS BEEN EXECUTED AND DELIVERED PURSUANT TO THE FIRST RESTATED LOAN AGREEMENT BETWEEN THE BORROWER AND THE BANK DATED AS OF AUGUST 31, 1999, AS AMENDED BY THE FIRST AMENDMENT THERETO OF EVEN DATE HEREWITH; SUCH LOAN AGREEMENT, AS SO AMENDED AND AS THE SAME HEREAFTER MAY BE AMENDED, TOGETHER WITH ALL RENEWALS AND REPLACEMENTS THEREOF, IF ANY, IS REFERRED TO AS THE "LOAN AGREEMENT"). REFERENCE IS MADE TO THE LOAN AGREEMENT FOR, AMONG OTHER THINGS, A STATEMENT OF THE OCCURRENCES WHICH MAY CONSTITUTE AN EVENT OF DEFAULT UNDER THIS NOTE.


                          NON-REVOLVING 2000 EQUIPMENT
                               LINE OF CREDIT NOTE
                                 (Floating Rate)


$1,000,000.00                                                       June 9, 2000

         For value received, RIVIERA TOOL COMPANY, a Michigan corporation (the "Borrower"), promises to pay to the order of OLD KENT BANK, a Michigan banking corporation (the "Bank"), the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or such lesser sum as may have been advanced by the Bank to the Borrower with respect to the loan evidenced by this Note pursuant to the Loan Agreement, plus interest on the outstanding principal indebtedness evidenced hereby from time to time at a rate per annum which, except during default, is equal to the Prime Rate (as defined in the Loan Agreement) less 25 basis points from time to time on all principal indebtedness evidenced by this Note.

         Following maturity or acceleration of the indebtedness evidenced by this Note, the interest rate on the entire principal balance of this Note shall be 300 basis points higher than the interest rate otherwise in effect. In addition, if any payment required hereby is not made within 15 days of its due date, the Borrower shall be liable for a late payment charge in an amount equal to five (5%) percent of the monthly payment due, except that in no event shall the late payment charge exceed $2,000.00. The late payment charge shall apply individually to all payments past due, without proration. All such default interest and late payment charges, if any, shall be paid upon demand by the holder hereof.

         The indebtedness evidenced by this Note, unless sooner prepaid or accelerated as provided in the Loan Agreement, shall be paid as follows:

                  (a) Accrued interest shall be paid in monthly installments, in arrears, on the first (1st) day of each month, beginning June 1, 2000, and continuing on the first (1st) day of each month thereafter up to, but not including, the Amortization Commencement Date. The "Amortization Commencement Date", as such term is used in this Note, shall be (i) February 1, 2001 or (ii) the first (1st) day of the second
         (2nd) calendar month in which the outstanding principal indebtedness evidenced hereby reaches ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the "Maximum Principal Balance"), whichever of (i) and (ii) occurs first. (For example, if the Maximum Principal Balance were disbursed as of, say, June 26, 2000, the Amortization Commencement Date, under clause (ii) of the preceding sentence, would be August 1, 2000, but if the Maximum Principal Balance were never disbursed, or if the Maximum Principal Balance were disbursed at any time after December 31, 2000, the Amortization Commencement Date, under clause (i) of the preceding sentence, would be February 1, 2001.)

                  (b) Beginning on the Amortization Commencement Date, and continuing on the first (1st) day of each month thereafter until the maturity date set forth below, payments shall be required in an


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         amount equal to the sum of (i) all accrued interest as of the date of each such payment plus (ii) one-sixtieth (1/60) of the total outstanding principal balance of the indebtedness evidenced hereby as of the Amortization Commencement Date.

                  (c) All of the indebtedness evidenced hereby, including all outstanding principal and all accrued interest thereon, shall in any event be due and payable in full on the fifth (5th) anniversary of the Amortization Commencement Date, unless sooner accelerated by the Bank pursuant to the Loan Agreement.

         Subject always to the terms and conditions of the Loan Agreement, the Borrower shall be entitled, at any time and from time to time prior to the Amortization Commencement Date, to request that the Bank make principal advances to the Borrower in an aggregate amount not to exceed the Maximum Principal Balance. The Borrower acknowledges that the indebtedness evidenced hereby is not a "revolving loan", and that principal amounts advanced by the Bank to the Borrower, once repaid, shall not thereafter be available for subsequent advances to the Borrower. The Bank shall have no obligation, from and after the Amortization Commencement Date, to make any further advances of principal to the Borrower with respect to the loan evidenced by this Note.

         The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without premium.

         All payments hereunder shall be made in lawful money of the United States of America to the Bank at its principal office in Grand Rapids, Michigan, or at such other place as the holder hereof may from time to time specify.

         Upon the occurrence of an Event of Default under the Loan Agreement that has not been cured after notice and within the applicable grace period set forth in the Loan Agreement, the entire principal balance of this Note remaining at that time unmatured, together with all accrued interest thereon, shall, at the election of the holder hereof and without notice of such election and without demand or presentment, become immediately due and payable, anything contained herein or in any other document or instrument to the contrary notwithstanding.

         Neither the failure of the holder hereof promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest and other charges hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the holder may have for default, nor the acceptance by the holder of late or partial payments, nor the failure of the holder to demand strict performance of any obligation of the Borrower hereunder, shall constitute a waiver of any such rights while such default continues, nor a waiver of any such rights in connection with any future default on the part of the Borrower hereunder. Further, acceptance by the holder of partial payments following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by the holder of the acceleration of such indebtedness or of any other right or remedy otherwise available to the holder in such circumstance.

         The Borrower waives presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note.

         The Borrower agrees to pay all costs incurred by the holder, including without limitation costs of collection and reasonable attorney's fees, in case the principal of this Note or any payment of interest thereon is not paid at the respective due date or maturity thereof, or in case it becomes necessary to protect the security for this Note, whether suit is brought or not, or in case of any other default under this Note.

         Any payment (including prepayments) upon this Note shall be applied first to any expenses, charges or fees then due and payable to the Bank in connection with the indebtedness evidenced hereby or any collateral for such indebtedness, then to any accrued and unpaid interest hereunder, and then to the unpaid principal balance.

         All payments due under this Note shall be paid by automatic deduction of the amount due from account number 750-599-947-9 maintained by the Borrower at the Bank. The Borrower irrevocably authorizes the Bank to make such deductions when such payments are due.


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         In no event shall the Borrower be required to make any payment hereunder which would violate any applicable law regulating or limiting the rate of interest that the holder of the Note may lawfully charge or collect. In the event any such payment is made by or for the account of the Borrower, such payment shall, to the extent it exceeds the maximum payment that the holder hereof lawfully may charge or collect, be applied toward reduction of the principal balance hereof.

         This Note is secured by a first lien on certain of the Borrower's accounts receivable, machinery, equipment, furniture and fixtures, as set forth in the Loan Agreement and in one or more Security Agreements between the Bank and the Borrower dated June 12, 1997, all of which are incorporated herein by reference.

         This Note shall be governed by and enforced and construed in accordance with the laws of Michigan. The invalidity, illegality or unenforceability of any one or more of the provisions hereof shall not affect the validity, legality or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.


         IN WITNESS WHEREOF, the undersigned has executed and delivered this Promissory Note on the date set forth above.

                                            RIVIERA TOOL COMPANY


                                            By: /s/ Kenneth K. Rieth
                                               ---------------------------------
                                                Kenneth K. Rieth, President








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